UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2011

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-31937	26-2522031
(Commission	(IRS Employer
File Number)	Identification No.)

35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China
(Address of principal executive offices)

86-21-5835-9979
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - Securities  and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2011, ShengdaTech, Inc. (the “Company”) received a letter from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) of the NASDAQ Stock Market LLC (“Nasdaq”) stating that the Listing Council affirms the June 8, 2011 decision of the Nasdaq Hearings Panel (“Panel”) to delist the Company’s securities from the Nasdaq Global Market.  The Company had appealed the Panel’s June 8, 2011 decision.  The Listing Council noted that it agrees with the determinations of the Panel to delist the Company’s securities from the Global Market based on the exercise of the broad discretionary authority of Nasdaq Listing Rule 5101.

SECTION 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 26, 2011, the Company issued a press release announcing the receipt and contents of the letter from the Listing Council.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated August 26, 2011

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2011	shengdatech, Inc.

	By:	/s/ Michael Kang
	Name:	Michael Kang
	Title:	Chief Restructuring Officer